10.48 September 1, 2007, Lease Agreement with Barakel, LLC for the corporate location in Tualatin, OR.

LEASE AGREEMENT

ARTICLE ONE. BASIC TERMS

This Article One contains the Basic Terms of this Lease Agreement ("Lease") between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease further describe terms and conditions and are to be read in conjunction with the Basic Terms.

Section 1.01. **Date of Lease**: September 1, 2006__

Section 1.02 **Landlord:** Barakel LLC

Section 1.03. **Tenant:** CUI Inc.

Section 1.04. **Tenant's Permitted Use of Premises:** Light manufacturing and warehousing with incidental office use

Section 1.05. **Premises Rentable Square Feet**: 61,380

Section 1.06. **Project Rentable Square Feet**: 61,380 of which 16,000 consists of improved office space, 4,000 square feet of expansion space for the office, and the remainder being unimproved space.

Section 1.07. **Premises Percent (Pro Rata Share) of Project**: 100%

Section 1.08. **Lease Term** _10_ Years _0_ Months beginning on September 1, 2006 ("**Commencement Date"**). First payment due October 1, 2006 (for September 2006). Last payment due September 1, 2016 (for August 2006). Payment due first day of following month.

Section 1.09. **Premises Address**: 20050 SW 112th Avenue Tualatin, OR 97062

Section 1.10. **Tenant's Guarantor**: None

Section 1.11. **Brokers**: None

Section 1.12. **Project Name**: CUI Inc.

Section 1.13 **Security Deposit:** None

Section 1.14. **Landlord Address**: 20050 SW 112th Avenue Tualatin, OR 97062

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Section 1.15. **Base Monthly Rent and Other Periodic Payments Payable by Tenant**

(A) **Base Monthly Rent:** (NNN as required)
Month 1: $40,000.00 Plus Other Periodic Payments Described in Section 1.15(B)
Months 2-12 $39,850.00 Plus Other Periodic Payments Described in Section 1.15(B)
Months 13-36 $39,900.00 Plus Other Periodic Payments Described in Section 1.15(B)
Months 37-60 $40,000.00 Plus Other Periodic Payments Described in Section 1.15(B)
Months 61-84 $40,250.00 Plus Other Periodic Payments Described in Section 1.15(B)
Months 85-108 $40,500.00 Plus Other Periodic Payments Described in Section 1.15(B)
Months 109-120 $40,750.00 Plus Other Periodic Payments Described in Section 1.15(B)
Rent for months beyond 120 to be negotiated in advance.

(B) **Other Periodic Payments by Tenant:** In addition to Base Monthly Rent described in Section 1.15 (A), Tenant shall pay the following: (i) Tenant's Pro Rata Share of Real Property Taxes (See Section 4.02); (ii) Utilities (See Section 4.05); (iii) Tenant's Pro Rata Share of Insurance Premiums (See Section 4.03); and (iv) Tenant's Pro Rata Share of Expenses (See Section 4.04). Tenant is responsible for all utilities, maintenance fees, property insurance and other general expenses regarding the leased property. Tenant Payment Schedule is attached.

Section 1.16. **Insuring Party:** Lessee CUI Inc. is the Insuring Party.

Section 1.17. **Security Deposit:** None

Section 1.18. **Tenant's Address:** 20050 SW 112th Avenue Tualatin, OR 97062

Section 1.19. **Exhibits:** Building Floor Plans, Depiction of Access Easement ____________

ARTICLE TWO. LEASE TERM

Section 2.01. **Lease of Premises For Lease Term**. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. This Lease includes the right to use on a non-exclusive basis those areas defined in Section 5.07 (a) entitled "Common Areas." The Lease Term is for the period stated in Section 1.08 above and shall begin on the dates specified in Section 1.08 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. As used in this Lease, (i) Project shall mean the real property, building(s) and Common Areas as determined from time to time by Landlord that constitute the Project commonly known as identified in Section 1.12 above, and (ii) Building shall mean the building in which the Premises are located.

Section 2.02. **Delay in Commencement**. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the date described in Section 1.08. Landlord's non-delivery of the Premises to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. If Landlord does not deliver possession of the Premises to Tenant within sixty (60) days after the date described in Section 1.08, Tenant as its sole and exclusive remedy may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the sixty (60) day period ends. If Tenant gives such notice, the Lease shall be canceled and neither Landlord nor Tenant shall have any

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further obligations to the other; however, Tenant shall be entitled to a full refund of all deposits and prepaid rent previously paid, which shall be Tenant's sole and absolute remedy against Landlord. If Tenant does not give such notice, Tenant's right to cancel the Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Premises to Tenant.

Section 2.03. **Early Occupancy**. If Tenant occupies the Premises prior to the Commencement Date pursuant to a specific right granted by Landlord, then Tenant's occupancy of the Premises shall be subject to all of the provisions of this Lease except no Base Monthly Rent as described in section 1.15(A) shall be due. Early occupancy of the Premises shall not advance the expiration date of this Lease. Tenant shall pay all other charges specified in this Lease for the early occupancy period.

Section 2.04. **Holding Over**. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Premises. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Premises shall be a "month-to-month" tenancy, subject to all of the terms of this Lease, except that the Base Monthly Rent as described in Section 1.15 (A) then in effect shall be increased by fifty percent (50%).

ARTICLE THREE. BASE RENT AND SECURITY DEPOSIT

Section 3.01. **Time and Manner of Payment**. Upon execution of this Lease, Tenant shall pay Landlord the Base Monthly Rent and Other Periodic Payments in the amount stated in Section 1.15(A) and Section 1.15 (B) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Monthly Rent and Other Periodic Payments in advance, without offset, deduction or prior demand, and without abatement except as specifically allowed herein. Payment shall be made at Landlord's address set forth in Section 1.14 or at such other place as Landlord may designate in writing. If Landlord sends Tenant an invoice for the same, this shall be deemed a courtesy and convenience to Tenant (and not a right) and Tenant's failure to timely pay Base Monthly Rent or Additional Rent shall not be excused on account that Landlord failed to send any invoice.

Section 3.02. **Security Deposit**. Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.13. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after the Landlord's written direction. Tenant's failure to do so shall be material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

Section 3.03. **Termination; Advance Payments**. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord.

ARTICLE FOUR. OTHER CHARGES PAYABLE BY TENANT

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Section 4.01. **Additional Rent** (Referred to as Other Periodic Payments in section 1.15B). All charges payable by Tenant other than Base Monthly Rent as described in Section 1.15 (A) are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the installment of Base Monthly Rent. The term "Rent" shall mean Base Monthly Rent and Additional Rent.

Section 4.02. **Property Taxes.**

(a) **Real Property Taxes.** Tenant shall pay its pro rata share (as set forth in Section 1.07) of all Real Property Taxes (as such term is defined below) on the Project (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Premises by or for the benefit of Tenant) during the Lease Term. Tenant shall pay to Landlord an amount each month which is equal to one-twelfth (1/12th) of the Landlord's estimate of Real Property Taxes which shall constitute Additional Rent or the tenant may elect to pay the property taxes in one lump-sum when payment is due to the taxing authority. Landlord shall notify Tenant in writing of the estimated monthly amount to be paid, and of any changes in the estimated amount, and Tenant shall pay Landlord such estimated amount at such times as and together with Tenant's monthly Base Monthly Rent. Landlord shall furnish to Tenant a statement showing in reasonable detail the computation of Tenant's pro rata share of such Real Property Taxes and the charge or credit to Tenant for any difference between the actual amount and the estimated amounts previously paid by Tenant; and any difference shall be paid or reimbursed within ten (10) days after Landlord gives Tenant notice thereof. Landlord shall reduce the monthly estimated amount in the event it is more than necessary to accumulate the required reserve fund. No interest or earnings shall be payable by Landlord to Tenant of any amount hereunder, and Landlord may commingle said reserve with other funds of Landlord, subject to the payment by Landlord of all such Real Property Taxes when the same become due or payable.

(b) **Definition of "Real Property Taxes."** "Real Property Taxes" means: (i) any fee, (specifically including general license and business license fees), tax (specifically including commercial rental tax), levy, charge, or assessment of any kind whatsoever imposed by any authority against the Premises and/or Project; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Premises and/or Project; or against Landlord's business of leasing the Premises and/or Project; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Premises and/or Project by any governmental agency; (iv) any tax imposed upon this Lease transaction or based upon a reassessment of the Premises and/or Project area due to a change of ownership, as defined by applicable law, or the transfer of all or part of the Landlord's interest in the Premises and/or Project; and (v) any charge or fee replacing any tax previously included within the definition of Real Property Taxes. "Real Property Taxes" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes, or any penalties or interest assessed as a result of Landlord's failure to timely pay when due real property taxes and assessments against the Premises or Project.

(c) **Personal Property Taxes.**

(i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall have personal property taxes billed separately from the Premises and Project.

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(ii) If any of Tenant's personal property is taxed with the Premises and Project, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

Section 4.03 **Landlord's Insurance.**

(a) **Liability Insurance**. Landlord may obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Project. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance as to any insurance required to be maintained by Tenant hereunder.

(b) **Property and Rental Income Insurance**. During the Lease Term, tenant shall maintain policies of insurance covering loss of or damage to the Premises and Project in the full amount of its replacement value. Such policies shall provide protection against all perils, included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), and any other perils which Landlord deems reasonably necessary. Landlord shall have the right, at its sole discretion, to require flood and earthquake insurance. Tenat is responsible to obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Premises during the Lease Term and Tenant shall have the sole responsibility to obtain such insurance. Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Monthly Rent. Tenant shall be liable for the payment of any deductible amount under insurance policies maintained pursuant to this Section 4.03. Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

(c) **Payment of Premiums**. Tenant shall pay its pro rata share as described in Section 1.07 of premiums for the insurance policies described in this Section 4.03. The payment and reconciliation of the same shall be subject to the same provisions as for the payment of Real Property Taxes pursuant to Section 4.02 (b).

Section 4.04. **Payment of Expenses**. The purpose of this Section is to ensure that Tenant pays its pro rata share of all Expenses (as such term is defined below) related to the Project. Accordingly, commencing at the same time as payments described in Section 3.01, Tenant shall pay to Landlord, as Additional Rent, its pro rata share of such Expenses. Tenant's pro rata share shall be the percentage that Tenant's square footage of Premises bears to the total building square footage of the Project as detailed in Section 1.07. Should Project building area be increased or decreased, Tenant's pro rata share shall adjust accordingly.

(a) **Expenses Defined**. The term "Expenses" shall mean all costs and expenses of the ownership, use, operation, maintenance, repair or replacement of the Project (and to the extent not covered by Sections 4.02 and 4.03 above, Real Property Taxes and insurance), including without limitation, the following costs:

(1) All supplies, materials, labor, equipment, and utilities used in or related to the operation and maintenance of the land, buildings and Common Areas of the Project.

(2) All maintenance, janitorial, legal, accounting, insurance, property management and service agreement costs related to the Project.

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(3) All maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking areas (including replacing, resurfacing and re-striping parking areas), walkways, building exteriors (including painting), signs and directories, and repairing and replacing roofs and walls. These costs may be included either based on actual expenditures or the use of an accounting reserve based on past cost experience of the Landlord.

(4) Amortization (along with reasonable financing charges) of capital improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by government authority shall not exceed in any year the amount of costs reasonably determined by Landlord in its sole discretion to have been saved by the expenditure either through the reduction or minimization of increases which would have otherwise occurred).

(5) A management fee in an amount not to exceed four percent (4%) of Project gross revenues.

(b) **Payment and Reconciliation of Expenses**. Tenant shall pay to Landlord, as Additional Rent, Tenant commences payment of Base Monthly Rent (except as otherwise provided herein). As soon as practical following each calendar year, Landlord shall prepare an accounting of actual Expenses incurred during the prior calendar year and such accounting shall reflect Tenant's pro rata share of Expenses. If the Additional Rent paid by Tenant under this Section during the preceding calendar year was less than the actual amount of Tenant's pro rata share of Expenses, Landlord shall so notify Tenant in writing and Tenant shall pay such amount to Landlord within thirty (30) days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the term of this Lease has expired or this Lease has been terminated prior to Tenant's receipt of this notice. Tenant shall have thirty (30) days from receipt of such notice to contest the amount due by providing Landlord written notice of the same. Tenant's failure to so notify Landlord shall waive forever Tenant's right to object to or contest Landlord's determination of Tenant's share of or amount of the actual Expenses. If Tenant's estimated payments were greater than the actual amount, then such overpayment shall be paid by Landlord to Tenant within thirty (30) days of such determination or credited against amounts owing (including future amounts) under this Lease, as determined by Landlord in its sole discretion.

Section 4.05. **Utilities**. Tenant shall pay directly to the applicable supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, storm water management, refuse disposal and other utilities and services supplied to the Premises. However, if any services or utilities are jointly metered or provided with other premises, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord.

Section 4.06. **Late Charges**. Tenant's failure to pay Base Monthly Rent and/or Additional Rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges, collection charges and legal charges. Therefore, if Landlord does not receive Base Monthly Rent and/or Additional Rent within five (5) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

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Section 4.07. **Interest on Past Due Obligations**. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of twelve percent (12%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

ARTICLE FIVE. USE OF PROPERTY, TENANT'S INSURANCE REQUIREMENTS

Section 5.01. **Permitted Uses**. Tenant may use the Premises and Common Areas only for the Permitted Uses set forth in Section 1.04 above.

Section 5.02. **Manner of Use**. Tenant shall not cause or permit the Premises or the Common Areas to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of other tenants of the Project, or which constitutes a nuisance or waste. Tenant shall be solely responsible for verification of its intended use as it relates to zoning. In addition, Tenant shall be solely responsible for all costs associated with verifying or confirming requirements of any government agency which has jurisdiction over the Project. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Premises and shall promptly take all actions and incur all costs necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises, including the Occupational Safety and Health Act.

Section 5.03. **Hazardous Materials**. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and their chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Project by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Materials. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

Section 5.04. **Signs and Auctions**. Tenant shall not place any signs on the Project or Premises without Landlord's prior written consent. Tenant shall not conduct or permit any auctions, going out of business or sheriff's sales at the Project.

Section 5.05. **Indemnity**. Tenant shall defend (with counsel reasonably satisfactory to Landlord) and indemnify Landlord against and hold Landlord harmless from and against any and all costs, claims or liability arising from: (a) Tenant's use of the Premises and Project; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Project, including any contamination of the Project or any other property resulting from the presence or use of Hazardous Materials caused or permitted by Tenant; and (c) any breach or default in the performance of

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Tenant's obligations under this Lease. Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, and as between Tenant and Landlord only, Tenant assumes all risk of damage to the Premises or injury to persons in or about the Project arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees.

Section 5.06. **Landlord's Access**. Landlord or its agents may enter the Premises at all reasonable times to show the Premises to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant at least twenty-four (24) hour prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Project.

Section 5.07. **Common Areas and Parking**.

(a) **Common Areas**. As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leasable areas, construct additional parking facilities in the Common Areas, and increase or decrease Common Area land and/or facilities, without liability to Tenant provided such changes do not materially adversely affect Tenant's use of the Premises. Tenant acknowledges that such activities may result in inconvenience to Tenant.

(b) **Use of Common Areas**. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord's judgment, are desirable to improve the Project. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

(c) **Vehicle Parking**. The parking areas in the Project may be used by Tenant on an nonexclusive and non-reserved basis. Tenant shall park in such areas only vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Project or on the adjacent public streets; provided, however, temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord or upon Landlord's specific consent. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them.

Section 5.08. **Quiet Possession**. If Tenant pays Base Rent and Additional Rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises and Common Areas for the full Lease Term, subject to the provisions of this Lease.

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Section 5.09. **Tenant Insurance Requirements.**

(a) **Liability Insurance.** During the Lease Term, Tenant shall maintain at Tenant's sole cost and expense a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of the Premises) and personal injury arising out of the operation, use or occupancy of the Premises. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be Two Million Dollars ($2,000,000.00) per occurrence and shall be subject to periodic increase based upon inflation, and the recommendation of Landlord's professional insurance advisers, provided such increases are commercially reasonable. The liability insurance obtained by Tenant under this Section 5.09 (a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord as to Tenant's contractual indemnity obligations under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant or are otherwise covered under Tenant's insurance policy. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease.

(b) **General Insurance Provisions.**

(i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

(ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent, Landlord may at its sole option obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a written statement that indicates the cost of such insurance.

(iii) Tenant shall maintain all insurance under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide." Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interest. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Tenant and to comply with the terms of this Lease.

(iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage or which was required to be maintained pursuant to the terms of this Lease.

(v) Before the "Lease Commencement Date," Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 5.09. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing

that the insurance which Tenant is required to maintain under this Section 5.09 is in full force and effect and containing such other information which Landlord reasonably requires.

ARTICLE SIX. CONDITION OF PROPERTY: MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01. **Existing Conditions**. Tenant accepts the Premises and Project in its condition as of the "Lease Commencement Date" of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as expressly provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or Project or the suitability for Tenant's intended use, including the Premises' or Project's zoning designation. Tenant represents and warrants to Landlord that Tenant has made its own inspection of and inquiry regarding the condition of the Premises and Property and is not relying on any representations of Landlord or any Broker.

Section 6.02. **Exemption of Landlord from Liability**. Landlord shall not be liable for any damage or injury to the person, business (or any loss in income therefrom), goods, wares, merchandise or other property of Tenant or of Tenant's employees, invitees, customers or any other person in or about the Project, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Project or upon the Premises, or from other sources or places; or (d) any act or omission of any other tenant of the Project. The provisions of this Section shall not, however, exempt Landlord from liability for Landlord's gross negligence.

Section 6.03. **Landlord's Obligations**. Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall keep the following in good order, condition and repair: the foundations, exterior walls and roof of the Project (including painting the exterior surface of the exterior walls of the Project as needed) and all components of electrical, mechanical, plumbing, heating and air conditioning systems and facilities located in the Project. However, Landlord shall not be obligated to replace light bulbs or ballasts, or maintain, repair or replace windows, plumbing fixtures, doors, plate glass, or the interior surfaces of exterior walls. Landlord shall make repairs under this Section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs. The cost and expenses incurred by Landlord to perform such obligations are Expenses and are subject to payment by Tenant under Section 4.04.

Section 6.04. **Tenant's Obligations**.

(a) Except as provided in Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Premises (including nonstructural, interior systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Premises or any system or equipment in the Premises and Project which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment in the Premises and Project, regardless of whether the benefit of such replacement extends beyond the Lease term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). If any part of the Premises or Project is damaged by any action or omission of

Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Premises and Project which Tenant is obligated to maintain in an attractive, clean, reasonable and fully-operative condition.

(b) Tenant shall fulfill all of Tenant's obligations under this Section 6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace portions of the Premises or Project as required by this Section 6.04, Landlord may, upon ten (10) days' prior written notice to Tenant (except that no notice shall be required in the case of an emergency), perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

Section 6.05. **Alterations, Additions, and Improvements.**

(a) Tenant shall not make any alterations, additions, or improvements to the Premises or Project without Landlord's prior written consent, except for non-structural alterations which do not exceed Ten Thousand Dollars ($10,000) in cost cumulatively over the Lease Term and which are not visible from the outside of the Premises or any building which is part of the Project. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Section upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

(b) Tenant shall pay when due all claims for labor and material furnished to the Premises or Property. Tenant shall give Landlord at least twenty (20) day's prior written notice of the commencement of any work, regardless of whether Landlord's consent to such work is required. Landlord may elect and shall have the right to record and post notices of non-responsibility on the Premises.

Section 6.06. **Condition upon Termination.** Upon the termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean, including carpet washed and all lighting operational, and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Premises to its prior condition; all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without damage to the Premises. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any electrical wiring or panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN. DAMAGE OR DESTRUCTION

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Section 7.01. **Partial Damage to Property**

(a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. If the Premises are only partially damaged so that Tenant can reasonably conduct business in the remainder of the Premises (as determined by Landlord in its sole but reasonable discretion) and the insurance proceeds are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

(b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Section 4.03(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord Tenant's pro rata share, as set forth in Section 1.07, of the "deductible amount" (if any) under Landlord's insurance policies. If the damage was due to an act or omission or Tenant, or Tenant's employees, agents, contractors or invitees, Tenant shall pay Landlord the difference between the actual cost of repair of the Premises and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Premises and any Building in which the Premises is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of its election to repair the Premises and Project within ten (10) days after receiving Landlord's termination notice.

(c) If the damage to the Premises or Project occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

Section 7.02. **Substantial or Total Destruction**. If the Premises or Building is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Premises or Building is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Premises or Building can be rebuilt within one hundred fifty (150) days after the date of destruction, Landlord may elect to repair the Building or Premises at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Building, at Landlord's expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

Section 7.03. **Temporary Reduction of Rent**. If the Premises or Building is destroyed or damaged and Landlord or Tenant repairs or restores pursuant to the provisions of this Article Seven, any Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the

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degree, if any, to which Tenant's use of the Premises is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Monthly Rent and Additional Rent. Except for such possible reduction in Base Monthly Rent and Additional Rent, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises or Project.

ARTICLE EIGHT. CONDEMNATION

If all or any portion of the Premises is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession whichever occurs first. If more than twenty percent (20%) of the floor area of the Building in which the Premises is located or the Project area is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the property not taken, except that the Base Monthly Rent and Additional Rent shall be reduced to account for the decrease in usable space. Tenant shall have no claim for its leasehold interest. Provided that Landlord's condemnation claim is not otherwise reduced, Tenant may, however, make a condemnation claim for loss of or damage to Tenant's trade fixtures. If this Lease is not terminated, Landlord shall repair any damage to the Project caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the condemnation award received by Landlord is not sufficient to pay for such repair, Landlord shall have the right to terminate this Lease upon written notice to Tenant.

ARTICLE NINE. ASSIGNMENT AND SUBLETTING

Section 9.01. **Landlord's Consent Required**. Tenant shall not assign or encumber its interest in this Lease, nor shall Tenant sublet the Premises, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.04 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is an entity, any cumulative transfer or more than twenty percent (20%) of the ownership interests (e.g. stock, membership or partnership interests) shall constitute an assignment of the Lease for purposes of this Section 9.01 and shall require Landlord's consent.

Section 9.02. **Tenant Affiliate**. Upon prior written notice to Landlord which shall include a description of the relationship between the parties, Tenant may assign this Lease or sublease the Premises without Landlord's consent, to any entity which controls, is controlled by or is under common control with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

Section 9.03. **No Release of Tenant**. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant from the obligations as set forth in this Lease. Landlord's acceptance of Rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

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Section 9.04. **Landlord's Consent.**

(a) Tenant's request for consent to any transfer described in Section 9.01 shall set forth in writing and shall include the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of the and rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, in its sole but reasonable discretion, or to grant consent, based on the following factors; (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant.

ARTICLE TEN. DEFAULTS: REMEDIES

Section 10.01. **Covenants and Conditions**. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance by Tenant of all covenants and conditions of this Lease.

Section 10.02. **Defaults**. Tenant shall be in material default under this Lease,

(a) If Tenant abandons the Premises;

(b) If Tenant fails to pay Rent (specifically including Base Monthly Rent, Additional Rent or any other charge due under this Lease) when due;

(c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of ten (10) days after written notice from Landlord; provided that if more than ten (10) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the ten (10) day period and thereafter diligently pursues its completion but not later then sixty (60) days thereafter. The notice required by this paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement;

(d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession and such trustee or Tenant transfers Tenant's interest hereunder), then Landlord shall receive as Additional rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease; or

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(e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

Section 10.03. **Remedies.** On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a) Terminate Tenant's right to possession of the Premises and Project in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Monthly Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Monthly Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iii) any other amount necessary to compensate Landlord for all the detriment caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord's reasonable attorney's fees incurred in connection therewith, and any real estate commission payable. As used in clause (i) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of ten percent (10%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in clause (ii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Premises or Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Section 10.03(a), or (ii) proceeding under Section 10.03(b);

(b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent and Additional Rent as it becomes due; and/or

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State in which the Premises are located.

Section 10.04. **Automatic Termination.** Notwithstanding any other term or provision hereof to the contrary the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of a forcible entry and detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorney's fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; of the pursuing of any action with respect to Landlord's right to possession of the Premises.

Section 10.05. **Cumulative Remedies.** Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

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ARTICLE ELEVEN. PROTECTION OF LENDERS

Section 11.01. **Subordination and Nondisturbance**. At Landlord's election, this Lease and Tenant's interest therein and in the Premises shall be subordinate to any ground lease, deed of trust or mortgage encumbering the Project or the Premises. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's right to quiet possession of the Premises during the Lease Term shall not be disturbed if Tenant pays the Rent and Additional Rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease recorded prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

Section 11.02. **Attornment**. If Landlord's interest is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

Section 11.03. **Signing of Documents**. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

Section 11.04. **Estoppel Certificates**.

(a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Monthly Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why), and (v) such other representations or information with respect to Tenant, the Premises and/or Project or the Lease as Landlord may reasonably request or which any prospective purchaser or lender may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's written request. Landlord may deliver any such statement by Tenant to any prospective purchaser or lender of the Project, and such purchaser or lender may rely conclusively upon such statement as true and correct, and Tenant shall be estopped from denying the accuracy and/or correctness of such statement.

(b) If Tenant does not deliver such statement to Landlord within such ten (10)-day period, Landlord, and any prospective purchaser or lender, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Monthly Rent or other charges have

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been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

Section 11.05. **Tenant's Financial Condition.** Should any lender request from Landlord, Tenant shall deliver to Landlord within ten (10) days after written request from Landlord, such financial statements as Landlord's lender requires to verify Tenant's ability to perform its Lease obligations. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE. LEGAL COSTS

Section 12.01. **Legal Proceedings**. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorney's fees and costs. The losing party in such action shall pay such attorney's fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Project by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant; (c) otherwise arising out of or resulting from any act or transaction of Tenant; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended, instituted by or against Tenant. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

Section 12.02. **Landlord's Consent**. Tenant shall pay Landlord's reasonable attorney's fees incurred in connection with Tenant's request for Landlord's consent under Section Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent, except as otherwise provided in this Lease.

ARTICLE THIRTEEN. RELOCATION OF PREMISES

Section 13.01 **Landlord's Right to Relocate.** Landlord may, at its option, before or after the Commencement Date, elect from time to time by notice to Tenant to substitute for the Premises other space in the Project ("Substitute Premises") designated by Landlord, so long as the Substitute Premises contain at least the same useable square foot area as the Premises and have a configuration substantially similar to that of the Premises. If Landlord desires to exercise such right, Landlord shall give Tenant at least sixty (60) days prior written notice ("Relocation Notice") of Landlord's intention to relocate Tenant to another space. Tenant shall then give Landlord written notice within ten (10) days of receipt of Landlord's notice stating whether Tenant elects to relocate or to terminate this Lease and vacate the

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Premises as of the sixtieth (60th) day following the date of Landlord's notice. Should Tenant fail to give its written notice of election to Landlord within ten (10) days of receipt of Landlord's notice, then Landlord shall have the option to either relocate Tenant or to terminate this Lease effective as of the date that is sixty (60) days following the date of Landlord's Relocation Notice, upon written notice to Tenant.

Section 13.02 **Substitute Premises.** If Tenant elects to move to the Substitute Premises or if Landlord has elected to relocate Tenant as a result of Tenant's failure to respond to Landlord's Relocation Notice, then Landlord shall (a) bear all reasonable costs and expenses related to improving the Substitute Premises with leasehold improvements substantially equivalent to those in the Premises at the time of the relocation, exclusive of any special wiring, conduit, cabling or other installations of Tenant in the original Premises, and (b) provide a moving allowance to Tenant in the amount of 75/100 Dollars ($0.75) per rentable square foot in the original Premises. Tenant shall relocate to the Substitute Premises by the date (the "Required Relocation Date") set forth in Landlord's Relocation Notice, provided the Substitute Premises are ready for occupancy on such date or would have been ready for occupancy on such date but for delays caused by Tenant. After Tenant's relocation to the Substitute Premises, all terms of this Lease shall continue in full force and effect and shall apply to the Substitute Premises except that (x) if the unexpired balance of the Term shall be less than one (1) year, the Term shall be extended so that the unexpired balance of the Term shall be one (1) year from the date of the move, and (y) if the Substitute Premises contain more square footage than the Premises, the monthly rental shall be increased proportionately (provided that such increased rental shall not be in excess of one hundred five percent (105%) of the rent then in effect). Within ten (10) days after request by Landlord, Tenant shall execute an amendment to this Lease confirming the size and location of the Substitute Premises, the time remaining in the Term, and the monthly rental for the Substitute Premises. From and after the date that Tenant actually vacates and surrenders the Premises to Landlord, this Lease shall no longer apply to the original Premises, except with respect to obligations which accrued on or prior to such surrender date.

Section 13.03. **Surrender of Original Premises.** If Tenant shall remain in possession of the Premises or any part thereof following the effective termination date under Section 13.01 above or the Required Relocation Date under Section 13.02 above, Tenant shall be deemed to be a holdover tenant and shall be liable to Landlord, for each day of such possession, for two hundred percent (200%) of the Base Rent then in effect, all additional rent payable pursuant to this Lease (including Tenant's proportionate share of Additional Rent (Other Periodic Payments) payable pursuant to Article Four), and for all damages (including consequential damages) incurred by Landlord resulting from Tenant's failure to surrender the Premises, including, without limitation, any claims made against Landlord by any succeeding tenant to the Premises, any losses incurred by Landlord as a result of Landlord's inability to make the Premises available to any succeeding tenant, and Landlord's costs (including reasonable attorneys' fees) in taking any action at law, in equity or self-help to evict Tenant from the Premises.

ARTICLE FOURTEEN. MISCELLANEOUS PROVISIONS

Section 14.01. **Non-Discrimination**. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof. Landlord shall be responsible for compliance with the Americans With Disabilities Act as to all areas of the Project except the interior of the Premises for which Tenant shall be responsible for.

Section 14.02. **Landlord's Liability; Certain Duties**.

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(a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer, provided that any transferee expressly agrees to perform the duties of Landlord as described in this Lease. Each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

(b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Project whose name and address have been furnished to the Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such nonperformance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30)-day period and thereafter diligently pursued to completion.

(c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Premises and the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

Section 14.03. **Severability**. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision of this Lease, which shall remain in full force.

Section 14.04. **Interpretation**. The captions of the Articles and Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine, and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises or Property with Tenant's express or implied permission.

Section 14.05. **Incorporation of Prior Agreements; Modifications**. This Lease is the only agreement between the parties pertaining to the lease of the Premises and Project and no other agreements are effective. All amendments and modifications to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

Section 14.06. **Notices**. All notices required or permitted under this Lease shall be in writing and shall be personally delivered, sent by certified mail, return receipt requested, or by commercial overnight delivery service. Notices to Tenant shall be delivered to the address specified in Section 1.16 above, except that upon Tenant's taking possession of the Premises, the Premises shall be Tenant's address for notice purposes. Notice to Landlord shall be delivered to the address specified in Section 1.14 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

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Section 14.07. **Waivers**. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or acceptance of payment (partial or full) shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 14.08. **No Recordation**. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all recording fees.

Section 14.09. **Binding Effect; Choice of Law**. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interest of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state where the Property is located shall govern this Lease.

Section 14.10. **Entity Authority**. If Tenant is a legal entity such as a corporation, partnership, or limited liability company, the person(s) signing this Lease on behalf such entity represents and warrants to Landlord that such person has full authority to do so and that this Lease binds Tenant. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution, action or other document authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that such person or entity is a general partner of the partnership, and has full authority to sign for the partnership and this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

Section 14.11. **Joint and Several Liability**. If more than one party constitutes Tenant, such parties shall be jointly and severally liable for all obligations of Tenant.

Section 14.12. **Force Majeure.** If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

Section 14.13. **Execution of Lease**. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

Section 14.14. **Survival**. All representations and warranties of Tenant shall survive the termination of this Lease.

Section 14.15. **Consent.** If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent. Tenant's sole remedy shall be an action for specific performance or injunction, and that

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such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent, and it is conclusively determined that Landlord was unreasonable in withholding its consent.

ADDITIONAL PROVISIONS MAY BE SET FORTH IN AN EXHIBIT ATTACHED HERETO.

THIS DOCUMENT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY WHO WILL REVIEW IT AND ASSIST YOU IN DETERMINING WHETHER YOUR LEGAL RIGHTS ARE ADEQUATELY PROTECTED. NEITHER LANDLORD NOR ITS AGENT IS AUTHORIZED TO GIVE LEGAL OR TAX ADVICE AND MAKES NO REPRESENTATION AS TO THE LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO.

Landlord (with either signature below sufficient to evidence Landlord's agreement) and Tenant have signed this Lease on the dates specified adjacent to their signatures below and have initialed all Exhibits which are attached to or incorporated by reference in this Lease.

LANDLORD:

Barakel LLC

By: ______________________
James McKenzie, Owner

OR

By: ______________________
Seana McKenzie, Secretary

Signed on Oct 30, 2006

TENANT:

CUI Inc.

By: ______________________
Print Name: James McKenzie
Title: President/CEO

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